EXHIBIT 5

                                   May 9, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re:   Post-Effective No. 1 to registration Statement on Form S-8
            Relating to the   Reliv' International, Inc. Distributor Stock
            Purchase Plan (the "Plan")

Ladies and Gentlemen:

      As legal counsel for Reliv' International, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of Post-Effective Amendment No. 1 (the "Amendment") to the registration statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of interests in the Reliv' International, Inc. Distributor Stock Purchase Plan and up to 1,000,000 shares of Common Stock, $.001 par value (the "Common Stock") to be offered and sold through the Plan. The original Registration Statement was filed with the Commission on November 20, 1998 (File No. 333-67639), under which 500,000 shares were registered.

      We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

      Based on such examination, we are of the opinion that the Plan interests and the shares of Common Stock of the Company being registered pursuant to the Amendment to Registration Statement are, respectively, duly authorized securities of the Company and, in the case of the Common Stock, duly authorized shares of Common Stock which, when sold, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Registration Statement referred to above and the use of our name wherever it appears in said Amendment to the Registration Statement.

      This opinion is to be used only in connection with the Plan and the issuance of the Common Stock while the Amendment to the Registration Statement is in effect.

                                              Respectfully submitted,

                                              /s/ Merrick & Klimek, P.C.
                                              ----------------------------------
                                              MERRICK & KLIMEK, P.C.